Registration No. 333-______


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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                            CONSOLIDATED EDISON, INC.
             (Exact name of Registrant as specified in its charter)
                New  York                             13-3965100
        (State of incorporation)           (I.R.S. Employer Identification No.)

                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


             THE CONSOLIDATED EDISON, INC. LONG TERM INCENTIVE PLAN
     THE CONSOLIDATED EDISON, INC. SENIOR EXECUTIVE RESTRICTED STOCK AWARDS
                              (Full title of Plans)

                              PETER A. IRWIN, ESQ.
                         Vice President - Legal Services
                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003
                     (Name and address of agent for service)


                                 (212) 460-4600
                     (Telephone number, including area code,
                              of agent for service)
                              --------------------




                         CALCULATION OF REGISTRATION FEE

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

Title of Each Class   Amount to be  Proposed Maximum     Proposed Maximum         Amount of
 of Securities to      Registered       Offering             Aggregate         Registration Fee
  Be Registered                     Price Per Share (2)  Offering Price (2)

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
 Common Shares ($.10    5,000,000         $40.80           $204,000,000          $25,847
      par value)        shares(1)
==============================================================================================
(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
   Registration Statement also covers an indeterminate number of shares of
   Registrant's Common Shares ($.10 par value) as may be offered, issued or issuable as a result of the provisions of the above-listed plans relating to the prevention of dilution resulting from stock splits, stock dividends or similar transactions.

(2)Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on August 9, 2004 for Common Shares ($.10 par value) of Consolidated Edison, Inc., as reported in the consolidated reporting system.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

*Item 1.    Plan Information.

*Item 2.    Registrant Information and Employee Plan Annual Information.


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*The information required by Part I of Form S-8 to be contained in the Section
10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The documents listed below filed with the Securities and Exchange Commission by Registant are incorporated by reference in this Registration Statement and all documents filed by Registrant pursuant to 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, any information furnished under
Item 9 or Item 12 of any Current Report on Form 8-K is not incorporated by reference in this Registration Statement.

o  Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;
o Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30 2004;
o Registrant's Current Reports on Form 8-K, dated January 22, 2004, April 22, 2004, April 30, 2004, May 14, 2004, May 28, 2004 and July 22, 2004; and
o The description of Registrant's Common Shares ($.10 par value) contained under the caption "Proposal No. 1- The Holding Company Proposal- Holding Company Capital Stock" in the prospectus included in Registrant's Registration Statement on Form S-4 (No. 333-39164), and any other amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

     Not applicable.
                                        2


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Item 5. Interests of Named Experts and Counsel.

     The validity of the common shares and certain other related legal matters will be passed upon for Registrant by Peter A. Irwin, Esq., Vice President - Legal Services of Registrant's principal subsidiary, Consolidated Edison Company of New York, Inc., acting as counsel for Registrant. Mr. Irwin beneficially owns and has options to purchase shares of Registrant's common shares. He is also eligible to participate in various employee benefit plans offered to officers and employees of Consolidated Edison Company of New York, Inc.

Item 6. Indemnification of Directors and Officers.

        Reference is made to Sections 721 to 725 of the New York Business Corporation Law ("NYBCL") which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL.

        Article SIXTH of Registrant's Restated Certificate of Incorporation provides that, except to the extent limitation of liability or indemnification is not permitted by applicable law: (i) a director or officer of the Registrant shall not be liable to the Registrant or any of its shareholders for damages for any breach of duty in such capacity, and (ii) the Registrant shall fully indemnify any person made, or threatened to be made a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceeding, and including an action by or in the right of the Registrant or any other enterprise, by reason of the fact that the person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant any other enterprise as a director, officer or in any other capacity, against any and all damages incurred as a result of or in connection with such action or proceeding or any appeal thereof and, except in the case of an action or proceeding specifically approved by the Board of Directors of the Registrant, the Registrant shall pay expenses incurred by or on behalf of such person in defending such action or proceeding or any appeal thereof in advance of the final disposition thereof promptly upon receipt by the Registrant, from time to time, of a written demand of the person for the advancement, together with an undertaking by or on behalf of the person to repay any expenses so advanced to the extent that the person is ultimately found not to be entitled to indemnification for the expenses.

        As permitted by Section 726 of the NYBCL, Registrant has insurance (a) to indemnify Registrant for obligations it incurs for indemnification of its directors and officers, and (b) to indemnify directors and officers of Registrant for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as directors or officers for which they are not indemnified by Registrant. Pursuant to Section 726 of the NYBCL, no insurance payment, other than cost of defense, may be made to any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Registrant may also purchase insurance coverage insuring the directors and officers of Registrant against certain liabilities that could arise in connection with administration of Registrant's employee benefit plans.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. List of Exhibits.

      See Exhibit Index.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) See the last paragraph of Item 6 of this Registration Statement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 12th day of August, 2004.

                                   Consolidated Edison, Inc.

                                   By /s/ Joan S. Freilich
                                          Joan S. Freilich
                                          Executive Vice President and
                                          Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name                     Title
Eugene R. McGrath*            Chairman of the Board of Directors,
                              President and Chief Executive Officer and
                              Director (Principal Executive Officer)
Joan S. Freilich*             Executive Vice President and Chief
                              Financial Officer and Director
                              (Principal Financial Officer)
Edward J. Rasmussen*          Vice President and Controller
                             (Principal Accounting Officer)
Vincent A. Calarco*           Director
George Campbell, Jr.*         Director
Gordon J. Davis*              Director
Michael J. Del Giudice*       Director
Ellen V. Futter*              Director
Sally Hernandez-Pinero*       Director
Peter W. Likins*              Director
Frederic V. Salerno*          Director
Stephen R. Volk*              Director

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* Joan S. Freilich, pursuant to Powers of Attorney (executed by each of the officers and Directors listed above, and filed as Exhibit 24 hereto), by signing her name hereto does hereby sign and execute this Registration Statement on behalf of each of the officers and Directors named above and indicated as signing above in the capacities in which the name of each appears above.

                                            /s/ Joan S. Freilich
August 12, 2004                                 Joan S. Freilich

                                INDEX TO EXHIBITS


EXHIBIT                       DESCRIPTION

3.1   -     Restated Certificate of Incorporation of Registrant. (Designated
            in the Registration Statement on Form S-4 of Con Edison
            (No. 333-39164) as Exhibit 3.1).

3.2   -     By-laws of Registrant, effective as of June 23, 1998. (Designated in Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (File No. 1-14514) as Exhibit 3.2.1).

5     -     Opinion and consent of Peter A. Irwin, Esq., Vice President of
            Legal Services of Registrant's principal subsidiary, Consolidated Edison Company of New York, Inc.

10.1  -     The Consolidated Edison, Inc. Stock Purchase Plan. (Designated in
            Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 1-14514) as Exhibit 10).

10.2  -     Amendment, dated April 8, 2002, to The Consolidated Edison, Inc.
            Stock Purchase Plan.  (Designated in Con Edison's Registration
            Statement on Form S-8 (File No.  1-14514) as Exhibits 10. 2).

10.3  -     Amendment, dated February 19, 2004, to The Consolidated Edison, Inc.
            Stock Purchase Plan.  (Designated in Con Edison's Annual Report on
            Form 10-K for the year ended December 31, 2003 (File No. 1-14514) as 10.1.5.3.)

23.1  -     Consent of PricewaterhouseCoopers LLP.

23.2  -     Consent of Peter A. Irwin, Esq., Vice President, Legal Services
            (included as part of Exhibit 5).

24    -      Powers of Attorney.